Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts	Media Contacts
Linda Ventresca	Michael Herley
AXIS Capital Holdings Limited	Kekst and Company
investorrelations@axiscapital.com	michael-herley@kekst.com
(441) 405-2727	(212) 521-4897

AXIS CAPITAL ANNOUNCES RESIGNATION OF CFO DAVID GREENFIELD EFFECTIVE NOVEMBER 30, 2010

Pembroke, Bermuda, August 26, 2010 – AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today announced that Executive Vice President and Chief Financial Officer David Greenfield will resign from his position, effective November 30, 2010. The Company has initiated a search for a successor to Mr. Greenfield.

John Charman, Chief Executive Officer and President of AXIS Capital, said: “David has been a valued member of our Executive Management Group for the past four years. During this time, he has successfully directed financial strategy at the Company and led the further development of our accounting, control, financial reporting, financial planning, tax and treasury functions. We thank David for his many contributions to AXIS Capital during the last four years and wish him well in his future endeavors.”

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at June 30, 2010 of $5.5 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and Australia. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A” (“Excellent”) by A.M. Best. AXIS Capital and AXIS Specialty Finance LLC have been assigned senior unsecured debt ratings

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

of A- (stable) by Standard & Poor’s and Baa1 (stable) by Moody’s Investors Service. For more information about AXIS Capital, visit our website at www.axiscapital.com.

# # #

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com